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                                                                    EXHIBIT 3(A)

                          [INDUSTRY CANADA LETTERHEAD]

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
CERTIFICATE                                      CERTIFICAT
OF AMENDMENT                                     DE MODIFICATION

CANADA BUSINESS                                  LOI CANADIENNE SUR
CORPORATIONS ACT                                 LES SOCIETES PAR ACTIONS

          DENBURY RESOURCES INC.                                   175695-8
-------------------------------------------        -------------------------------------------
Name of corporation -- Denomination de la          Corporation number -- Numero de la societe societe

I hereby certify that the articles of the          Je certifie que les statuts de la societe
above-named corporation were amended               susmentionnee ont ete modifies ;

(a) under section 13 of the Canada Business   / /  a) en vertu de l'article 13 de la Loi
Corporations Act in accordance with the            canadienne sur les societes par actions,
attached notice;                                   conformement a l'avis ci-joint;

(b) under section 27 of the Canada Business   / /  b) en vertu de l'article 27 de la Loi
Corporations Act as set out in the attached        canadienne sur les societes par actions,
articles of amendment designating a series         tel qu'il est indique dans les clauses
of shares;                                         modificatrices ci-jointes designant une
                                                   serie d'actions;

(c) under section 179 of the Canada          /X/   c) en vertu de l'article 179 de la Loi
Business Corporations Act as set out in the        canadienne sur les societes par actions,
attached articles of amendment;                    tel qu'il est indique dans les clauses
                                                   modificatrices ci-jointes;

(d) under section 191 of the Canada          / /   d) en vertu de l'article 191 de la Loi
Business Corporations Act as set out in the        canadienne sur les societes par actions,
attached articles of reorganization.               tel qu'il est indique dans les clauses de
                                                   reorganisation ci-jointes.

/s/  [ILLEGIBLE]                                   October 10, 1996/le 10 octobre 1996
Director -- Directeur                              Date of Amendment -- Date de modification
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                        CANADA BUSINESS CORPORATIONS ACT                  FORM 4

                                                           ARTICLES OF AMENDMENT
                                                             (SECTION 27 OR 177)
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1. NAME OF CORPORATION:                       2. CORPORATION NO.
   DENBURY RESOURCES INC.                        175695-8

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3. THE ARTICLES OF THE ABOVE-NAMED CORPORATION ARE AMENDED AS FOLLOWS:

i. Pursuant to Section 173(1)(h) of the Canada Business Corporations Act, the issued and outstanding common shares of the Corporation be and the same are hereby changed by the consolidation of the issued and outstanding common shares on the basis of one (1) common share ("New Share") for each two (2) issued and outstanding common shares ("Old Shares");

ii. Pursuant to Section 173(1)(g) of the Canada Business Corporations Act, the rights, privileges, restrictions and conditions (the "Preferred Share Terms") attaching to the outstanding Convertible First Preferred Shares, Series A of the Corporation be and the same are hereby modified and amended by the deletion of the first sentence of Section 3.3 of the Preferred Share Terms and the substitution therefore of the following:

     "Notwithstanding the foregoing, the Corporation shall have the right to require the holders of the First Preferred Shares, Series A to exercise their conversion rights set forth in Section 3.1 in respect of all, but not less than all, the First Preferred Shares, Series A held by such holders provided that if such right is exercised by the Corporation at any time prior to January 1, 1999, the First Preferred Shares, Series A shall be convertible into fully paid and non-assessable Common Shares on the Current Conversion Basis in effect as at January 1, 1999."

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     DATE                         SIGNATURE                     TITLE

October 9, 1996               /s/  PHIL RYKHOEK      Chief Financial Officer and
                                                     Corporate Secretary


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                                            FOR DEPARTMENTAL USE ONLY
                                            FILED -- OCTOBER 10, 1996

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